EXHIBIT 21.1

                     STEAKHOUSE PARTNERS, INC. SUBSIDIARIES

COMPANY                                            JURISDICTION OF ORGANIZATION

Paragon Steakhouse Restaurants, Inc.               Delaware
Pacific Basin Foods, Inc                           California